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                                                                   Exhibit 10.39

                           METRETEK TECHNOLOGIES, INC.

             SUMMARY SHEET OF COMPENSATION OF NON-EMPLOYEE DIRECTORS

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
Annual Retainer:             $2,000 per month (in cash)

Stock Options upon Initial   5,000 shares
Election:

Annual Stock Options:        2,500 shares annually on the date of the Annual
                             Meeting of Stockholders

Terms of Stock Options:      Exercise price = closing price of Common Stock on
                             date of grant Non-qualified stock options (NQSOs), immediate vesting, 10 year term
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